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                                                                     EXHIBIT 8.1

                           JONES, DAY, REAVIS & POGUE

                                  North Point
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114

                                 June 21, 1995

NEXTEL Communications, Inc.
201 Route 17 North
Rutherford, New Jersey 07070

              Re: Proxy Statement/Prospectus of American Mobile Systems
                       Incorporated and NEXTEL Communications, Inc.

Dear Sirs:

     We have acted as counsel to NEXTEL Communications, Inc. ("Nextel") in connection with the Registration Statement on Form S-4 of Nextel to which this opinion appears as an exhibit (the "Registration Statement"), which includes the Proxy Statement/Prospectus of American Mobile Systems Incorporated and Nextel. Unless otherwise indicated, any defined term used herein shall have the same meaning as in the Proxy Statement/Prospectus. We hereby confirm that, assuming the due receipt of customary representations as described under the heading "Federal Income Tax Consequences" in the Proxy Statement/Prospectus, in our opinion the statements in the Proxy Statement/Prospectus under the heading "Federal Income Tax Consequences" are accurate in all material respects.

     We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            JONES, DAY, REAVIS & POGUE